U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event reported):

June 19, 2013

Commission File No. 0-3026

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PARADISE, INC.

(exact name of registrant as specified in its charter)

INCORPORATED IN FLORIDA

I.R.S. EMPLOYER IDENTIFICATION NO. 59-1007583

1200 DR. MARTIN LUTHER KING, JR. BLVD.,

PLANT CITY, FLORIDA 33563

Registrant’s telephone number, including area code: (813) 752-1155

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report on Completed Interim Review.

On June 13, 2013, the Board of Directors of Paradise, Inc. (the “Company”), with the concurrence of its executive officer, concluded the Company will need to restate its previously issued consolidated financial statements for the interim period ended March 31, 2013 and that such consolidated financial statements should no longer be relied upon. Accordingly, the Company will restate the consolidated financial statements for the interim period included in its Form 10-Q for the quarter ended March 31, 2013, to make the accounting adjustment described in more detail below.

The Company has determined that a data input error was made to the Company’s inventory system resulting in an overstatement of ending inventory and an understatement of cost of goods sold for the first quarter ended March 31, 2013 of $560,284. The Company has determined this error is material with respect to the first quarter ending March 31, 2013. Accordingly, the Company will amend its Form 10-Q for the quarter ended March 31, 2013 to correct this error.

In connection with this matter, the Company has re-evaluated the effectiveness of its internal control regarding inventory data entry for the affected period and determined that a material weakness existed as of March 31, 2013. Based upon this review, the Company has immediately implemented as of the date of this filing, additional internal control procedures that will strengthen the Company’s ability to prevent this error from occurring in the future.

The Board of Directors of the Company and its executive officer have discussed the matter disclosed in this Item 4.02 Form 8-K with Warren Averett, LLC, our independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 19, 2013

PARADISE, INC.
A Florida Corporation

/s/ Melvin S. Gordon	Date: June 19, 2013
Melvin S. Gordon
Chief Executive Officer and Chairman

/s/ Jack M. Laskowitz	Date: June 19, 2013
Jack M. Laskowitz
Chief Financial Officer and Treasurer